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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the following with respect to Post-Effective Amendment No. 2 and Amendment No. 3 to the Registration Statement on Form N-4 (File No. 33-83120), filed on behalf of The Penn Insurance and Annuity Company and PIA Variable Annuity Account I under the Securities Act of 1933 and the Investment Company Act of 1940:

     1. The inclusion in the Statement of Additional Information of our report dated January 28, 1997 on our audits of the statutory financial statements of The Penn Insurance and Annuity Company as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996.

     2. The inclusion in the Statement of Additional Information of our report dated April 7, 1997 on our audit of the financial statements of PIA Variable Annuity Account I - Pennant as of December 31, 1996 and for the year ended December 31, 1996 and the period from March 1, 1995 (commencement of operations) to December 31, 1995.

     3. The reference to our firm under the heading of "Experts" in the Registration Statement.



/s/ COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 28, 1997